Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces
First Quarter 2015 Results and a Quarterly Dividend

New York, NY, April 30, 2015......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2015.

Consolidated net sales for the first quarter of 2015 were $227.6 million, compared to consolidated net sales of $232.8 million during the comparable quarter in 2014. Earnings from continuing operations for the first quarter of 2015 were $9.3 million or 40 cents per diluted share, compared to $12.4 million or 53 cents per diluted share in the first quarter of 2014. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2015 were $9.2 million or 40 cents per diluted share, compared to $12.4 million or 53 cents per diluted share in the first quarter of 2014.

37-18 Northern Blvd., Long Island City, NY 11101 (718) 392-0200 www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “Our results were negatively impacted by foreign exchange movements, plus several other relatively short term events. While obviously not pleased with the first quarter results, we remain confident for the balance of the year.

“Our net sales were down from the first quarter of 2014 by roughly $5 million, of which $2 million—close to 40%—resulted from foreign exchange fluctuations.

“In Engine Management, January was a soft month, partially caused by lost days due to ice and snow in certain parts of the country. However, February and March sales bounced back to healthy levels and April sales appear solid as well.

“For Temperature Control, the first quarter essentially represents pre-season stocking orders. Coming after two cool summers in a row, it is not surprising that pre-season sales were slightly down. The test will be in the second and third quarters, which constitute the bulk of the selling season.

“Gross profit was also down slightly from the prior year. In Temperature Control, we have previously advised that gross margin would continue to be negatively impacted in the first half of 2015 as a result of the production cutbacks in the second half of 2014.

“In Engine Management, we incurred several million dollars expense in the first quarter related to our new production line for rebuilt diesel fuel injectors as we strive to ensure the highest possible quality. We believe these costs will continue, though at a reduced rate, in the second quarter. The diesel business has significant growth potential and these costs represent an excellent investment for the future.

“General and Administrative expenses, as we previously announced, are higher than a year ago, primarily from the year-over-year reduction in amortization of prior service cost as we wind down our retiree medical program. The program will end December 2016.

“All the above negatively affected our first quarter results. However, as we have said, most of these were either foreign exchange related or relatively short term in nature.

On the positive side, sales since January have been healthy; industry demographics continue to be positive; and we continue to upgrade and improve our recent acquisitions. We are optimistic for the balance of the year.

The Board of Directors has approved payment of a quarterly dividend of fifteen cents per share on the common stock outstanding. The dividend will be paid on June 1, 2015 to stockholders of record on May 15, 2015.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, April 30, 2015. The dial in number is 800-895-1715 (domestic) or 785-424-1059 (international). The playback number is 800-839-5123 (domestic) or 402-220-2689 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
	(Unaudited)
NET SALES	$227,589	$232,752

COST OF SALES	163,700	164,842

GROSS PROFIT	63,889	67,910

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	49,198	47,594
RESTRUCTURING AND INTEGRATION EXPENSES	57	171
OTHER INCOME, NET	281	260

OPERATING INCOME	14,915	20,405

OTHER NON-OPERATING INCOME (EXPENSE), NET	151	(413)

INTEREST EXPENSE	426	308

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	14,640	19,684

PROVISION FOR INCOME TAXES	5,301	7,277

EARNINGS FROM CONTINUING OPERATIONS	9,339	12,407

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(391)	(682)

NET EARNINGS	$8,948	$11,725

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.41	$0.54
DISCONTINUED OPERATION	(0.02)	(0.03)
NET EARNINGS PER COMMON SHARE - BASIC	$0.39	$0.51

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.40	$0.53
DISCONTINUED OPERATION	(0.01)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.39	$0.50

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,910,889	22,947,241
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,238,050	23,224,698

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2015		2014
	(unaudited)
Revenues
Engine Management	$177,071		$179,294
Temperature Control	48,728		51,485
All Other	1,790		1,973
	$227,589		$232,752

Gross Margin
Engine Management	$51,702	29.2%	$53,195	29.7%
Temperature Control	9,827	20.2%	11,885	23.1%
All Other	2,360		2,830
	$63,889	28.1%	$67,910	29.2%

Selling, General & Administrative
Engine Management	$30,004	16.9%	$28,651	16.0%
Temperature Control	11,190	23.0%	11,272	21.9%
All Other	8,004		7,671
	$49,198	21.6%	$47,594	20.4%

Operating Income
Engine Management	$21,698	12.3%	$24,544	13.7%
Temperature Control	(1,363)	-2.8%	613	1.2%
All Other	(5,644)		(4,841)
	14,691	6.5%	20,316	8.7%
Restructuring & Integration	(57)	0.0%	(171)	-0.1%
Other Income, Net	281	0.1%	260	0.1%
	$14,915	6.6%	$20,405	8.8%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,339	$12,407

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	34	103
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,216	$12,353

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.40	$0.53

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.40	$0.53

OPERATING INCOME

GAAP OPERATING INCOME	$14,915	$20,405

RESTRUCTURING AND INTEGRATION EXPENSES	57	171
OTHER INCOME, NET	(281)	(260)

NON-GAAP OPERATING INCOME	$14,691	$20,316

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME,  EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE  COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN  UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN   ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)

ASSETS

CASH	$8,119	$13,728

ACCOUNTS RECEIVABLE, GROSS	157,303	132,893
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,567	6,369
ACCOUNTS RECEIVABLE, NET	150,736	126,524

INVENTORIES	283,701	278,051
OTHER CURRENT ASSETS	45,619	47,730

TOTAL CURRENT ASSETS	488,175	466,033

PROPERTY, PLANT AND EQUIPMENT, NET	65,065	64,611
GOODWILL AND OTHER INTANGIBLES, NET	87,746	89,377
OTHER ASSETS	53,709	53,530

TOTAL ASSETS	$694,695	$673,551

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$71,567	$56,558
CURRENT PORTION OF LONG TERM DEBT	122	175
ACCOUNTS PAYABLE	76,889	70,674
ACCRUED CUSTOMER RETURNS	35,814	30,621
OTHER CURRENT LIABILITIES	80,630	92,801

TOTAL CURRENT LIABILITIES	265,022	250,829

LONG-TERM DEBT	72	83
ACCRUED ASBESTOS LIABILITIES	33,399	33,462
OTHER LIABILITIES	15,653	15,024

TOTAL LIABILITIES	314,146	299,398

TOTAL STOCKHOLDERS' EQUITY	380,549	374,153

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$694,695	$673,551

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$8,948	$11,725
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	4,288	4,084
OTHER	2,100	2,366
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(25,289)	(852)
INVENTORY	(7,473)	(12,715)
ACCOUNTS PAYABLE	5,255	9,310
OTHER	(1,992)	(4,686)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVTIES	(14,163)	9,232

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(4,009)	(2,763)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(12,225)
OTHER INVESTING ACTIVITIES	26	-
NET CASH USED IN INVESTING ACTIVITIES	(3,983)	(14,988)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	14,946	11,584
PURCHASE OF TREASURY STOCK	-	(4,526)
DIVIDENDS PAID	(3,434)	(2,984)
OTHER FINANCING ACTIVITIES	1,609	1,049
NET CASH PROVIDED BY FINANCING ACTIVITIES	13,121	5,123

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(584)	(503)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,609)	(1,136)
CASH AND CASH EQUIVALENTS at beginning of period	13,728	5,559
CASH AND CASH EQUIVALENTS at end of period	$8,119	$4,423